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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                              Haven Bancorp, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:





HAVEN BANCORP, INC.
615 Merrick Avenue
Westbury, New York 11590
516-683-4100
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                             [LOGO] HAVEN BANCORP

                     IMPORTANT MESSAGE FROM YOUR DIRECTORS
                 REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

                                                                 March 20, 2000

Dear Fellow Haven Stockholder:

  The annual report of Haven Bancorp and proxy statement for the 2000 Annual Meeting of stockholders, now in preparation, will be distributed to you in the near future. You are requested to give this information your prompt attention when it arrives.

  At this time, however, it is important to caution you about a development that could have an important bearing on the Annual Meeting and on Haven's future. Your Board of Directors believes you need to be aware of this development and treat it cautiously.

  A dissident group calling itself The PL Capital Group has filed proxy materials and announced its intention to solicit proxies to elect its own, hand-picked slate of nominees to your Company's Board.


                    A WORD OF CAUTION REGARDING PL CAPITAL


  We have reviewed the dissidents' proxy materials and believe that they contain certain information that is misleading to our stockholders. We are particularly concerned about certain financial information disclosed in the dissidents' proxy materials that is misrepresented and appears to have been crafted to support the dissidents' spurious claims.

  In an effort to insure that our stockholders have correct and accurate information, we have contacted the Securities and Exchange Commission to ask that the dissidents correct their misleading statements.

  In the meantime, we urge you to treat any communication from the dissident group with caution. In addition, we urge you NOT to sign any white proxy solicited by this dissident group without first having received and considered information that will be sent to you by your Board of Directors in the near future.

  You may rest assured that your Board will continue to act in the best interests of Haven and all its stockholders. Thank you for your continued support.

                                       On Behalf of the Board of Directors,

                                       Sincerely,

                                       /s/ Philip S. Messina
                                       Philip S. Messina
                                       Chairman of the Board and Chief
                                       Executive Officer
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   Haven's Board of Directors and executive officers may be deemed
 "participants" in Haven's proxy solicitation. Information regarding these individuals may be found in Haven's preliminary proxy materials that have been filed with the Securities and Exchange Commission. A free copy of these materials, as well as other publicly-filed documents of Haven, may be obtained at the SEC's website at www.sec.gov. Stockholders are advised to read Haven's preliminary proxy statement filed with the SEC and the definitive proxy statement (when it becomes available), because these documents contain, or will contain, important information.

 If you have any questions, please call: Morrow & Co., Inc. at 1-800-662-5200.